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                                                                   EXHIBIT 10.8

                              CONSULTING AGREEMENT
                              --------------------

     THIS CONSULTING AGREEMENT (this "Agreement") is made and entered into as of this 1st day of July, 1994, by and between HELSEL, INC., a Delaware corporation (the "Company") and JESS F. HELSEL, aka J. F. HELSEL, a resident of Salem, Indiana ("Consultant").

                                   RECITALS:

     WHEREAS, Consultant was formerly the sole shareholder and President of Helsel, Inc., an Indiana corporation ("Seller").

     WHEREAS, the Company, Consultant and Seller have entered into an Asset Purchase Agreement dated May 16, 1994, providing for the purchase by the Company of substantially all of the assets of Seller, except for its cash.

     WHEREAS, on the date hereof, Consultant and the Company have entered into an Employment Agreement (the "Employment Agreement") pursuant to which Consultant shall be employed by the Company for a period of three years.

     WHEREAS, after the termination of employment under the Employment Agreement, the Company desires to obtain certain services of Consultant, and Consultant is willing to provide such services, on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration for the foregoing, and of the mutual covenants set forth herein, the Company and Consultant agree as follows:

     1. ENGAGEMENT. The Company hereby engages Consultant and Consultant agrees to be engaged by the Company as a consultant for a period of four years commencing on the date of termination of the Employment Period as such term is defined in the Employment Agreement of even date, and terminating at the close of business on the date one day after the fourth anniversary of the termination of such Employment Period (the "Consulting Period").

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     2. DUTIES. During the Consulting Period, Consultant shall assist the management of the Company in the areas of marketing, production, and research and development, and shall be available for consultation throughout the Consulting Period. The exact time and duties shall be those to which the parties mutually agree; provided, however, that it is understood and agreed that (i) Consultant will be able to perform most of those duties from Indiana, and (ii) in the event any travel is required, the reasonable expenses thereof will be reimbursed by the Company.

     3. NON-COMPETITION. During the period commencing on the first day of the Consulting Period and continuing for 12 full calendar months after the termination of the Consulting Period (the "Restricted Period"), Consultant shall not directly or indirectly or by acting in concert with others, whether as an owner, employee, partner, shareholder, officer, licensor, licensee, trustee, principal, consultant, agent, individually or in any other capacity, engage in the business of, the manufacture or sale of, or attempt to manufacture or sell, products or services similar in kind or similar in purpose to those products or services manufactured or sold by the Company, to any customer of the Company or to any person, firm or corporation in competition with the Company within the State of Ohio, Indiana or any state in which the Company has an office or facility, or any state in which the Company does business at the expiration of the Consulting Period, nor employ or attempt to employ or solicit for any employment competitive with the Company, any of the Company's employees.

     Consultant agrees that during the Restricted Period he will undertake no planning for or organization of any business activity competitive with the work he performs as a Consultant of the Company, nor will he combine or conspire with employees of the Company for the purpose of organizing any such competitive business activity.

     If Consultant violates this restrictive covenant and the Company brings legal action for injunctive or other relief, the Company shall not, as a result of the time involved in obtaining the relief, be deprived of the benefit of the full period of the restrictive covenant. Accordingly, the restrictive covenant shall be deemed to have the duration specified in this paragraph 3, computed from the date the relief is granted, but reduced by the time between the period when the restriction began to run and the date of the first violation of the covenant by Consultant.

        If any court shall determine that the duration or geographical limit of any restriction contained in this paragraph is unenforceable, it is the intention of the parties that the restrictive covenants set forth herein shall not thereby be permitted to be terminated, but rather shall be

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deemed amended to the extent required to render it valid and enforceable. Such amendment shall apply only with respect to the operation of this paragraph in the jurisdiction of the court that has made the adjudication.

     4. COMPENSATION. During the Consulting Period, the Corporation shall pay and provide for, and Consultant shall be entitled to receive from the Corporation as compensation for the consulting services to be rendered hereunder, a fee of $450,000 over the Consulting Period, payable in the amount of $150,00 per annum for the first two years and $75,000 per annum for the final two years of the Consulting Period. Such compensation shall be paid in arrears at the end of each calendar quarter, with the first quarter ending September 30, 1997.

     5. PROPRIETARY RIGHTS.

          (a) TRADE SECRETS. Consultant acknowledges that as a result of this agreement, he will be making use of, acquiring and/or adding to confidential information of a special and unique nature relating to such matters as the Company's trade secrets, systems, procedures, manuals, confidential reports, formulae, designs, application methods, parts lists, supplier lists, customer lists, price lists and other financial information, drawings, business records, and other information which has not been published or disseminated or otherwise become a matter of general public knowledge ("Trade Secrets"), and as an inducement to the Company to enter into this Consulting Agreement, Consultant promises not to use or disclose, directly or indirectly, any Trade Secrets to any person either during or after the Consulting Period, except to employees of the Company as necessary in the regular course of his duties as provided herein, or except as otherwise expressly authorized by the Company.

          (b) CONFIDENTIALITY. Consultant promises that all knowledge and information that he may acquire from the Company, or from employees or consultants of the Company regarding the Trade Secrets and other confidential information shall for all time and for all purposes be regarded as strictly confidential and held in trust and solely for the benefit and use of the Company and shall not, without the written permission of the Company, be directly or indirectly disclosed by Consultant to any person other than to the proper and duly authorized employees of the Company.

          (c) DISCOVERIES OF CONSULTANT. On behalf of Consultant, his heirs and representatives, Consultant promises to promptly communicate and fully disclose to the Company and upon request shall, without additional compensation, assign and execute all papers necessary to assign to the Company or its nominees, free of encumbrance or restrictions, all inventions, ideas, designs, discoveries and improvements which pertain or

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relate to the business of the Company, whether patentable or not, conceived or originated by Consultant solely or jointly with others, at the expense of the Company, or at the facilities of the Company, or at the request of the Company, or during the Consulting Period, or based on knowledge or information obtained during the course of the Consulting Period by the Company whether or not conceived during regular working hours. This provision relates to any matters conceived partially or fully during the term of this Agreement and within one year thereafter. All such assignments shall include the patent rights in this and all foreign countries. All such inventions, ideas, designs, discoveries and improvements shall be the exclusive property of the Company. Consultant shall assist the Company in obtaining patents on all such inventions, ideas, designs, discoveries and improvements deemed patentable by the Company and shall execute all documents and do all things necessary to obtain letters patent, vest the Company with full and exclusive title thereto, and protect the same against infringement by others.

          (d) PROPERTY OF THE COMPANY. Consultant recognizes further that all records, drawings, data, computer programs, samples, models and all other tangible materials or copies or extracts thereof touching the Company's operations, investigations or business, whether or not Trade Secrets, made or received by Consultant during the Consulting Period, are and shall be the property of the Company exclusively, and without additional consideration, Consultant promises to keep the same at all times in the Company's custody and subject to the Company's control and to surrender the same at the termination of his employment if not before. All files, records, documents, drawings, specifications, equipment and information with respect to suppliers to the Company and customers of the Company, and similar items relating to the business of the Company, whether prepared by Consultant or otherwise coming into the Company's possession, shall remain the exclusive property of the Company. Consultant further agrees that he will not make or retain any copies of any of the foregoing and that he will so represent to the Company upon termination of his employment hereunder.

          6. DEATH OR DISABILITY. In the event of the death or disability of Consultant prior to the conclusion of the Consulting Period, the balance of the installments required by this Agreement shall be paid to Consultant's designated beneficiary or, if no beneficiary has been designated, to his estate.

          7. CONSULTANT NOT AN EMPLOYEE. The Company shall have no right to direct or control Consultant and Consultant shall have no authority to direct or control agents, officers, or employees of the Company. It is understood that Consultant is not an Employee of the Company for any purpose and shall not

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be subject to supervision or direction by the Company. It is agreed and understood that the Company shall not withhold federal or state income or FICA taxes from its payments to Consultant.

     8. INDEMNIFICATION. In the event of a final and binding determination of any federal, state or local governmental agency, or of a court of competent jurisdiction, that the Company is obligated for taxes or other charges arising out of the services of Consultant pursuant to this Agreement, Consultant shall indemnify and hold the Company harmless from any liability for taxes or other charges (to include interest and/or penalty). The Company may exercise rights of set-off on monies otherwise due Consultant from the Company or its affiliates in order to affect this result.

     9. REPRESENTATIONS OF CONSULTANT. Consultant represents and warrants, on behalf of himself, his immediate family and any person, firm or corporation in which he has a substantial interest, that:

          (a) They do not, and will not during the Consulting Period, have any direct or indirect ownership interest in any entity with which the Company has a business relationship or competes with the Company, except that the ownership of investments at no time exceeding 1% of the issued and outstanding capital stock of a publicly-held corporation shall not constitute a breach of this representation and warranty; and

          (b) The execution of this Agreement or his engagement by the Company, will not break any agreement or covenant entered into by Consultant that is currently in effect.

     10. ACKNOWLEDGMENTS. Consultant hereby acknowledges that: (i) he has carefully read all of the terms of this Agreement and that such terms have been fully explained to him; (ii) he understands the consequences of each and every term of this Agreement; (iii) he has had sufficient time and opportunity to consult with his own legal advisor prior to signing this Agreement and that the Company has encouraged him to seek and he has had the benefit of legal counsel of his choice prior to signing this Agreement; (iv) he specifically understands that by signing this Agreement he is giving up certain rights he otherwise may have had, and that he is agreeing to limit his freedom to engage in certain employment during and after the term of this Agreement.

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     11. SEVERABILITY. In the event that any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, and, except as otherwise provided herein, this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

     12. REMEDIES CUMULATIVE. All remedies specified herein or otherwise available shall be cumulative and in addition to any and every other remedy provided hereunder or now or hereafter available.

     13. NOTICES. All notices and other communications hereunder shall be sent by registered or certified mail as follows:

                    If to the Company:      Helsel, Inc.,
                                            a Delaware corporation
                                            200 Public Square
                                            Suite 29-2500
                                            Cleveland, Ohio  44114

                    With a copy to:         Byron S. Krantz, Esq.
                                            Kohrman Jackson & Krantz
                                            20th Floor
                                            One Cleveland Center
                                            Cleveland, Ohio  44114

                    If to Consultant:       Jess F. Helsel,
                                            aka J. F. Helsel
                                            Box 477, R.F.D., #3
                                            Salem, Indiana  47167

                    With a copy to:         Lynn H. Coyne, Esq.
                                            Harrell, Coyne & Emery
                                            Graham Plaza, Suite 400
                                            205 North College Avenue
                                            Bloomington, IN  47404-5667

     14. ASSIGNMENT. This Agreement is a personal services contract and it is expressly agreed that the rights and interests of Consultant and the Company hereunder may not be sold, transferred, assigned, pledged or hypothecated; provided, however, that the Company may, in its sole discretion, elect to pay any and all monetary obligations arising out of or related to this Agreement from any entity related to or affiliated with the Company.

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     15. BINDING EFFECT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their heirs, representatives, successors and permitted assigns.

     16. GOVERNING LAW AND JURISDICTION. This Agreement is governed by, and shall be construed and enforced in accordance with, the law (other than the law of conflicts) of the State of Indiana. The Company may enforce any claim arising out of or relating to this Agreement, in any state court having subject matter jurisdiction and located in Washington County, Indiana or any federal court having subject matter jurisdiction and located in Indianapolis, Indiana. For the purpose of any action or proceeding instituted with respect to any such claim, the Company and Consultant hereby irrevocably submit to the jurisdiction of such courts and irrevocably consent to the service of process out of such courts by mailing a copy thereof, by registered mail, postage prepaid, to the Company or Consultant, as the case may be, and agree that such service, to the fullest extent permitted by law, (i) shall be deemed in every respect effective service of process upon the Company and/or Consultant in any such suit, action or proceeding, and (ii) shall be taken and held to be valid personal service upon and personal delivery to the Company or Consultant. Nothing herein contained shall affect the right of any party to serve process in any other manner permitted by law or preclude any party from bringing an action or proceeding in respect hereof in any other country, state or place having jurisdiction over such action. The Company and Consultant irrevocably waive, to the fullest extent permitted by law, any objection which it or he has or may have to the laying of the venue of any such suit, action or proceeding brought in any such court located in Indianapolis, Indiana, and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum.

     17. CAPTIONS. The captions in this Agreement are included for convenience only and shall not in any way affect the interpretation or construction of any provision hereof.

     18. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and the same agreement.

     19. AMENDMENT; WAIVER. This Agreement may not be amended or modified other than by a writing signed by each of the parties hereto. No waiver or failure to act with respect to any breach or default hereunder shall be deemed to be a waiver with respect to any subsequent breach or default, whether of a similar or different nature.

     20. ACTIVITIES. The Company has been advised by Consultant that Son engages in activities that may compete or be considered to compete with the Company; it is understood and agreed that no actions or activities of Son shall be deemed a breach of this Agreement, unless such activities result from the use of Trade Secrets or confidential information from the Company.



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     21. ENTIRE AGREEMENT. This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                   "THE COMPANY"
                                   HELSEL, INC.

                                   By: /s/ Norman C. Harbert
                                      -----------------------------
                                   Its: Chairman
                                       ----------------------------

                                   "CONSULTANT"

                                   /s/ Jess F. Helsel
                                   ---------------------------------
                                   Jess F. Helsel aka J. F. Helsel

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